UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022 (April 14, 2022)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Class E Preferred Stock Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class E Preferred Stock registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Class E Preferred Stock Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On April 7, 2022, Singlepoint Inc. (the “Company”) entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock (as defined in Item 5.03 below) in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches. The first tranche (the “Initial Closing Date”), shall occur promptly upon execution of the Purchase Agreement, was the purchase of Seven Hundred Seven (707) shares of Class E Preferred Stock for Seven Hundred Seven Thousand Dollars ($707,000). The second tranche, thirty (30) calendar days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of Five Hundred (500) shares of Class E Preferred Stock for Five Hundred Thousand Dollars ($500,000), and the third tranche, sixty (60) calendar days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of Two Hundred Ninety Three (293) shares of Class E Preferred Stock for Two Hundred Ninety Three Thousand Dollars ($293,000). In addition the Company issued GHS: fifty shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years.

The foregoing is subject to, and qualified in its entirety, by the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Purchase Agreement, the Company agreed to issue to GHS an aggregate of One Thousand Five Hundred Fifty (1,550) shares of Class E Preferred Stock and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years. The foregoing was not registered under the Class E Preferred Stock Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Class E Preferred Stock Act set forth in Regulation D thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 The Company filed a certificate of designation (the “Certificate of Designation”) with the State of Nevada to amend its Amended and Restated Articles of Incorporation to designate One Thousand Five Hundred Fifty (1,500) shares of preferred stock as “Class E Preferred Stock.”

Below is a summary description of the material rights, designations and preferences of the Class E Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

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The Company has the right to redeem the Class E Preferred Stock, in accordance with the following schedule:

i.

If all of the Class E Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value, together with any accrued but unpaid dividends;

ii.

If all of the Class E Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.

The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s Common Stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
3.1	Certificate of Designation For Class E Convertible Preferred Stock.

10.1	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of April 7, 2022.

10.2	Common Stock Purchase Warrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: April 14, 2022	By:	/s/ William Ralston
William Ralston
President

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